                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the heading "Experts" and to the use of our report dated January 19, 2006, except for Note 17, as to which the date is February 1, 2006, with respect to the financial statements of Mid-Valley Bank as of December 31, 2005 and 2004, and for the years then ended included in the Registration Statement (S-4) and the related proxy statement/prospectus of West Coast Bancorp.

/s/ Symonds, Evans & Company, P.C.

Portland, Oregon
March 20, 2006